UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 14, 2011
The Williams Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

One Williams Center, Tulsa, Oklahoma	74172
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (918) 573-2000
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Indenture
     On November 14, 2011, WPX Energy, Inc. (“WPX”), a wholly-owned subsidiary of The Williams Companies, Inc. (“Williams”), completed an offering of $400 million in aggregate principal amount of its 5.250% Senior Notes due 2017 (the “2017 notes”) and $1.1 billion in aggregate principal amount of 6.000% Senior Notes due 2022 (the “2022 notes” and together with the 2017 notes, the “Notes”) in a private placement conducted pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).
     The Notes were issued under an Indenture, dated as of November 14, 2011 (the “Indenture”), between WPX and The Bank of New York Mellon Trust Company, N.A., as trustee. The Notes are WPX’s senior unsecured obligations ranking equally with WPX’s other existing and future senior unsecured indebtedness. The 2017 notes bear interest at a rate of 5.250% per annum and were priced at par. The 2022 notes bear interest at a rate of 6.000% and were priced at par. The Notes will pay interest semi-annually in cash in arrears on January 15 and July 15 of each year commencing on July 15, 2012. The 2017 notes will mature on January 15, 2017, and the 2022 notes will mature on January 15, 2022. At any time prior to maturity, in the case of the 2017 notes, and prior to October 15, 2021, in the case of the 2022 notes, WPX may redeem some or all of the Notes at a specified “make whole” premium for each series of Notes as described in the Indenture. WPX also has the option, at any time on or after October 15, 2021, to redeem some or all of the 2022 notes at a redemption price equal to 100% of the principal amount of the notes to be redeemed, as more fully described in the Indenture. The Indenture contains covenants that, among other things, restrict WPX’s ability to grant liens on its assets and merge, consolidate or transfer or lease all or substantially all of its assets, subject to certain qualifications and exceptions.
     The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.
Registration Rights Agreement
     The holders of the Notes are entitled to the benefits of a Registration Rights Agreement dated November 14, 2011 (the “Registration Rights Agreement”), between WPX and the initial purchasers listed therein. Pursuant to the Registration Rights Agreement, WPX has agreed to file a registration statement with the Securities and Exchange Commission for an offer to exchange the Notes for a new issuance of substantially identical notes issued under the Securities Act on or before 180 days after November 14, 2011, and to use its commercially reasonable efforts to cause the registration statement to be declared effective on or before 270 days after November 14, 2011. WPX may be required to provide a shelf registration statement to cover resales of the Notes under certain circumstances. If WPX fails to satisfy its obligations under the Registration Rights Agreement, it may be required to pay additional interest on the Notes.
     The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of November 14, 2011, between WPX Energy, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.1	Registration Rights Agreement, dated November 14, 2011, between WPX Energy, Inc. and the initial purchasers listed therein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.
By:	/s/ Lorna R. Simms
Lorna R. Simms
Assistant Secretary

DATED: November 14, 2011

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of November 14, 2011, between WPX Energy, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.1	Registration Rights Agreement, dated November 14, 2011, between WPX Energy, Inc. and the initial purchasers listed therein.